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                                  EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

To the Board of Directors
         Professional Veterinary Products, Ltd.

                  As independent certified public accountants, we hereby consent to the use of our report dated September 5, 2001 relating to the financial statements of Professional Veterinary Products, Ltd., which report appears in the July 31, 2001 annual report on Form 10-K of Professional Veterinary Products, Ltd.

                                                /s/ Marvin E. Jewell & Co., P.C.



January 29, 2002